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                                                                     Exhibit 5.1
                                                                     -----------

                            THOMPSON, HINE AND FLORY

                                Attorneys At Law
                            2000 Courthouse Plaza NE
                                 P. O. Box 8801
                            Dayton, Ohio 45401-8801

                                August 16, 1995

                                                                  (513) 443-6586

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir or Madam:

                We have acted as counsel to Robbins & Myers, Inc., an Ohio corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 being filed under the Securities Act of 1933 for the purpose of registering the offering and sale of 35,000 common shares of the Company under the Company's Employee Savings Plan for Salaried Employees of Chemineer, Edlon and Pfaudler (the "Plan") and interests in the Plan.

                Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is our opinion that:

                (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full power to provide for the issuance of interests in the Plan; and

                (ii) the Common Shares of the Company offered under the Plan have been duly authorized and, when purchased pursuant to the Plan, will be legally issued, fully paid and nonassessable Common Shares.

                We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 with respect to the Plan.

                                                     Very truly yours,

                                                     /s/Thompson, Hine and Flory

                                                     Thompson, Hine and Flory